Exhibit A

Joint Filing Agreement

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with respect to securities of BKV Corporation, a Delaware corporation, and further agree to the filing, furnishing and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: January 30, 2026

[Signature pages follow.]

BANPU PUBLIC COMPANY LIMITED

By:	/s/ Chanin Vongkusolkit
	Name:	Chanin Vongkusolkit
	Title:	Director

By:	/s/ Sinon Vongkusolkit
	Name:	Sinon Vongkusolkit
	Title:	Director

[Signature Page to Joint Filing Agreement]

BOG CO., LTD.

By:	/s/ Sinon Vongkusolkit
	Name:	Sinon Vongkusolkit
	Title:	Director

By:	/s/ Arisara Sakulkarawek
	Name:	Arisara Sakulkarawek
	Title:	Director

[Signature Page to Joint Filing Agreement]

BANPU NORTH AMERICA CORPORATION

By:	/s/ Sinon Vongkusolkit
	Name:	Sinon Vongkusolkit
	Title:	Director

By:	/s/ Thiti Mekavichai
	Name:	Thiti Mekavichai
	Title:	Director

[Signature Page to Joint Filing Agreement]

BANPU POWER PUBLIC COMPANY LIMITED

By:	/s/ Sinon Vongkusolkit
	Name:	Sinon Vongkusolkit
	Title:	Authorized Director

By:	/s/ Somruedee Chaimongkol
	Name:	Somruedee Chaimongkol
	Title:	Authorized Director

[Signature Page to Joint Filing Agreement]

BANPU POWER US CORPORATION

By:	/s/ Dechapong Yuwaprecha
	Name:	Dechapong Yuwaprecha
	Title:	Authorized Representative

[Signature Page to Joint Filing Agreement]